UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 22, 2009 (September 22, 2009)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with a proposed offering of medium term notes, Allegheny Energy Supply Company, LLC (“AE Supply”), a wholly owned subsidiary of Allegheny Energy, Inc. (the “Company”) has provided to potential investors a description of certain risk factors affecting AE Supply and its business, which are attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events

On September 22, 2009, the Company issued a press release announcing AE Supply has commenced a tender offer to purchase up to $150,000,000 principal amount of its outstanding 7.80% Notes due 2011. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The tender offer will expire at midnight, New York City time, on October 20, 2009, unless extended, and is subject to, and conditioned upon, the satisfaction or waiver of the general conditions described in the offer to purchase, dated September 22, 2009. The information contained in this report is neither an offer to purchase nor a solicitation of an offer to sell any notes. The tender offer is being made by AE Supply pursuant to the offer to purchase and letter of transmittal, copies of which will be delivered to all holders of 7.80% Notes due 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Risk factors

99.2	Press release issued by Allegheny Energy, Inc. on September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: September 22, 2009	By:	/s/ David M. Feinberg
	Name:	David M. Feinberg
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Risk Factors

99.2	Press release issued by Allegheny Energy, Inc. on September 22, 2009.